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                                                   EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549

Gentlemen:


We have read the paragraph under the heading "Change in Independent Public Accountants" on pages 77-78, of the Form S-1, of ShopNow.com and are in agreement with the statements contained in the third, fourth, fifth, and seventh sentences. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                   ERNST & YOUNG LLP


                                   /s/ Ernst & Young LLP
                                   ------------------------------




September 7, 1999
Seattle, Washington